UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2020 (November 25, 2020)

AMERICAN BATTERY METALS CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
930 Tahoe Blvd., Suite 802-16 Incline Village, NV 89451
(Address of principal executive offices)

Tel: (775) 473-4744
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 3.02 Unregistered Sales of Equity Securities

Series C Preferred Stock Investment

American Battery Metals Corporation (the “Company”) has received investments to purchase 29 Units (the “Units” and each a “Unit”) from certain accredited investors (the “Investors”). The sale was made pursuant to a Subscription Agreement (the “Subscription Agreement”) in a private placement offering (the “Private Placement”). Each Unit costs $50,000 and is comprised of: (i) 5,000 shares of the Company’s Series C Preferred Stock, (as more particularly described in Item 3.03 below), and (ii) a warrant to purchase four hundred thousand (400,000) shares of common stock of the Company (the “Warrant” as described below). Eight Units were issued in exchange for $400,000 of outstanding principal and interest of a convertible promissory note previously issued by the Company. For the other Units, the Company received $1,050,000 (which such amount is in addition to the $1,250,000 that the Company reported on November 5, 2020 that it had previously received). The rights and privileges of the Series C Preferred Stock are set forth in the Certificate of Designation of Series C Preferred Stock which is attached as Exhibit 3.2 to this Current Report and incorporated in this Item 3.02

The Warrant is exercisable at price of $0.25 per share prior to December 31, 2023, unless redeemed earlier by the Company. The exercise price and number of Warrant shares issuable upon the exercise of the Warrant will be subject to adjustment in the event of any share dividends and splits, reverse share split, recapitalization, reorganization or similar transaction, as described in the Warrant. The Warrant shares are redeemable by the Company at any time upon notice to the holder at a price of $.001 per share provided that the last sales price of the Common Stock reported has been at least $0.50 per share on each of the twenty (20) trading days ending on the third business day prior to the date on which notice of the redemption is given and provided that there is an effective registration statement covering the shares of Common Stock issuable upon exercise of the Warrant or if not, the Company may require the Holder to exercise through a cashless exercise as set forth in the Warrant.

The Company intends to use the net proceeds from the Private Placement for general working capital purposes, redemption of certain convertible notes, development of the Company’s proprietary technology, to purchase capital assets, and/or to fund the Company’s on-going business plan.

The foregoing descriptions of the Subscription Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Subscription Agreement and the Form of Warrant, which have been filed as Exhibits 10.1 and 10.2 respectively, to the this Current Report on and are incorporated herein by reference.

The Units sold pursuant to the Subscription Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Units were issued in reliance upon the exemptions from registration under the Securities Act provided by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder. Investor is an “accredited investor” as that term is defined in Rule 501 of Regulation D and acquired the Units for investment only and not with a present view toward, or for resale in connection with, the public sale or distribution thereof.

Item 3.03 Material Modification to Rights of Security Holders.

On November 25, 2020, the Company issued 100,000 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) to each of its two recently appointed directors: Ryan Melsert and David Batstone. The Board of Directors (the “Board”) of the Company believes that in order for the Company to be able to move quickly and efficiently for the best interests of the shareholders of the Company, the voting control of the Company needs to be given to its current directors.

On all matters submitted to a vote of the shareholders of the Company, each share of Series A Preferred Stock will have 1,000 votes and the holders of Series A Preferred Stock will vote with the holders of the Common Stock as one class. The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation of Series A Preferred Stock, which is attached as Exhibit 3.1 to this Current Report and incorporated in this Item 3.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description	Filed Herein	Incorporated Date	By Form	Reference Exhibit
3.1	Certificate of Designation of Series A Preferred Stock		10/08/19	8-K	3.1
3.2	Certificate of Designation of Series C Preferred Stock		11/05/20	8-K	3.1
10.1	Form of Subscription Agreement		11/05/20	8-K	10.1
10.2	Form of Warrant		11/05/20	8-K	10.2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY METALS CORPORATION

Date: December 3, 2020	/s/ Douglas Cole
Douglas Cole
Chief Executive Officer